EXHIBIT 99.1

3D Systems Reports Second Quarter and Six Months 2016 Financial Results

  Revenue of $158.1 million and gross profit margin of 50.9%
  Continued strong demand and growth for healthcare solutions, software and materials
  Generated $12.9 million of cash from operations

ROCK HILL, S.C., Aug. 03, 2016 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the second quarter and six months ended June 30, 2016.

For the second quarter of 2016, the company reported revenue of $158.1 million and a GAAP loss of $0.04 per share and non-GAAP earnings of $0.12 per share.

Quarterly revenue benefited from continued strong demand for the company’s healthcare solutions and software as well as higher materials orders from healthcare and industrial customers. However, these gains were not enough to offset the lower demand for 3D printers and on demand manufacturing in the quarter, resulting in a 7% decrease in revenue compared to the second quarter of 2015.

Gross profit margin for the second quarter of 2016 increased to 50.9% benefiting from the company’s shift away from consumer products and increased sales of higher margin materials, software and healthcare solutions. The comparable period of 2015 included charges in connection with the consolidation of production facilities that contributed to 47.9% gross profit margin.

For the second quarter of 2016, operating expenses were $84.1 million, including SG&A expenses of $63.2 million and R&D expenses of $20.9 million. Compared to the second quarter of 2015, SG&A expense decreased 21% on lower amortization and stock based compensation expenses and R&D expense decreased 19% due to timing of product development.

The company generated $12.9 million of cash from operations during the quarter and had $176.2 million of cash on hand at the end of June compared to $155.6 at December 2015.

For the first six months of 2016, revenue decreased 7% to $310.7 million resulting in a GAAP loss of $0.20 per share and non-GAAP earnings of $0.17 per share.

“We were pleased with continued strong demand for our healthcare solutions and software as well as increased materials sales into advanced industrial and healthcare applications,” commented Vyomesh Joshi (VJ), Chief Executive Officer, 3D Systems. “We see clear opportunities for improvements in 3D printers and on demand manufacturing services as we drive operational excellence and focus on providing reliable end-to-end solutions.”

“We are building a comprehensive strategy and assembling a world-class team and organizational structure we believe will enable us to deliver exceptional customer value, drive profitable growth and accelerate digital manufacturing,” concluded Joshi.

Q2 2016 Conference Call and Webcast
The company expects to file its second quarter 2016 Form 10-Q with the Securities and Exchange Commission on August 3, 2016. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, August 3, 2016, at 8:30 a.m. Eastern Time.

Date: Wednesday, August 3, 2016
Time: 8:30 a.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon managements beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press release
To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Income (Loss)
Quarter and Six Months Ended June 30, 2016 and 2015

Quarter Ended June 30,			Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Revenue:
Products	$94,899	$104,577	$185,863	$204,399
Services	63,212	65,927	124,803	126,827
Total revenue	158,111	170,504	310,666	331,226
Cost of sales:
Products	46,200	57,484	90,361	107,960
Services	31,500	31,393	62,381	62,655
Total cost of sales	77,700	88,877	152,742	170,615
Gross profit	80,411	81,627	157,924	160,611
Operating expenses:
Selling, general and administrative	63,228	79,738	137,195	154,030
Research and development	20,900	25,731	41,205	47,947
Total operating expenses	84,128	105,469	178,400	201,977
Loss from operations	(3,717)	(23,842)	(20,476)	(41,366)
Interest and other (income) expense, net	(208)	89	(334)	2,656
Loss before income taxes	(3,509)	(23,931)	(20,142)	(44,022)
Provision (benefit) for income taxes	1,700	(10,096)	2,879	(17,039)
Net loss	(5,209)	(13,835)	(23,021)	(26,983)
Less: net loss attributable to noncontrolling interests	(561)	(139)	(585)	(106)
Net loss attributable to 3D Systems Corporation	$(4,648)	$(13,696)	$(22,436)	$(26,877)

Net loss per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.04)	$(0.12)	$(0.20)	$(0.24)

Other comprehensive income (loss):
Pension adjustments	$67	$(3)	$36	$262
Foreign currency gain (loss)	(6,654)	13,011	1,285	(7,946)
Total other comprehensive income (loss)	(6,587)	13,008	1,321	(7,684)
Less foreign currency translation gain (loss) attributable to noncontrolling interests	(43)	(1,581)	46	(1,706)
Other comprehensive income (loss) attributable to 3D Systems Corporation	(6,544)	14,589	1,275	(5,978)

Comprehensive loss	(11,796)	(827)	(21,700)	(34,667)
Less comprehensive loss attributable to noncontrolling interests	(604)	(1,720)	(539)	(1,812)
Comprehensive income (loss) attributable to 3D Systems Corporation	$(11,192)	$893	$(21,161)	$(32,855)

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
June 30, 2016 and December 31, 2015

	June 30,	December 31,
(in thousands, except par value)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$176,248	$155,643
Accounts receivable, net of reserves — $16,151 (2016) and $14,139 (2015)	125,095	157,406
Inventories, net of reserves — $22,281 (2016) and $28,225 (2015)	123,157	105,877
Prepaid expenses and other current assets	15,997	13,541
Total current assets	440,497	432,467
Property and equipment, net	87,258	85,995
Intangible assets, net	141,081	157,466
Goodwill	187,569	187,875
Long term deferred income tax asset	2,789	3,216
Other assets, net	25,117	26,256
Total assets	$884,311	$893,275
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$564	$529
Accounts payable	42,356	46,869
Accrued and other liabilities	50,756	54,699
Customer deposits	6,005	8,229
Deferred revenue	43,706	35,145
Total current liabilities	143,387	145,471
Long term portion of capitalized lease obligations	7,917	8,187
Long term deferred income tax liability	15,526	17,944
Other liabilities	58,077	58,155
Total liabilities	224,907	229,757
Redeemable noncontrolling interests	8,872	8,872

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 113,559 (2016) and 113,115 (2015)	113	113
Additional paid-in capital	1,298,631	1,279,738
Treasury stock, at cost — 1,384 shares (2016) and 892 shares (2015)	(2,333)	(1,026)
Accumulated deficit	(605,804)	(583,368)
Accumulated other comprehensive loss	(38,273)	(39,548)
Total 3D Systems Corporation stockholders' equity	652,334	655,909
Noncontrolling interests	(1,802)	(1,263)
Total stockholders’ equity	650,532	654,646
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$884,311	$893,275

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2016 and 2015

	Six Months Ended June 30,
(in thousands)	2016	2015
Cash flows from operating activities:
Net loss	$(23,021)	$(26,983)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Benefit of deferred income taxes	(2,201)	(14,773)
Depreciation and amortization	30,435	41,895
Impairment of investments	2,760	—
Provision for bad debts	2,677	5,135
(Benefit) provision for inventory obsolescence and revaluation
Stock-based compensation	18,893	20,050
(Gain) loss on the disposition of property and equipment	(51)	711
Changes in operating accounts, net of acquisition activity:
Accounts receivable	30,375	25,899
Inventories	(16,153)	(34,117)
Prepaid expenses and other current assets	(2,463)	(13,332)
Accounts payable	(4,526)	(3,827)
Accrued and other current liabilities	(4,328)	(11,393)
All other operating activities	(1,357)	4,382
Net cash provided by (used in) operating activities	31,040	(6,353)
Cash flows from investing activities:
Purchases of property and equipment	(7,597)	(12,196)
Additions to license and patent costs	(790)	(560)
Proceeds from disposition of property and equipment	0	—
Cash paid for acquisitions, net of cash assumed	—	(91,799)
Other investing activities	(1,000)	(1,750)
Net cash used in investing activities	(9,387)	(106,305)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	—	547
Proceeds (repurchase) — restricted stock	(1,307)	942
Repayment of capital lease obligations	(524)	(526)
Net cash provided by (used in) financing activities	(1,831)	963
Effect of exchange rate changes on cash	783	(1,950)
Net increase (decrease) in cash and cash equivalents	20,605	(113,645)
Cash and cash equivalents at the beginning of the period	155,643	284,862
Cash and cash equivalents at the end of the period	$176,248	$171,217

3D Systems Corporation
Schedule 1
Earnings (Loss) Per Share
Quarter and Six Months Ended June 30, 2016 and 2015

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(4,648)	$(13,696)	$(22,436)	$(26,877)

Denominator for basic and diluted net loss per share:
Weighted average shares	111,166	112,017	111,288	111,875

Net loss per share, basic and diluted	$(0.04)	$(0.12)	$(0.20)	$(0.24)

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Six Months Ended June 30, 2016 and 2015

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
GAAP net loss attributable to 3D Systems	$(4,648)	$(13,696)	$(22,436)	(26,877)
Cost of sales adjustments:
Amortization of intangibles	81	76	165	151
Operating expense adjustments:
Amortization of intangibles	8,779	17,405	17,514	31,846
Acquisition and severance expenses	1,771	1,936	2,710	5,176
Non-cash stock-based compensation expense	7,226	9,721	18,893	20,050
Tax effect (a)	—	(12,293)	1,519	(21,998)
Non-GAAP net income	$13,209	$3,149	$18,365	$8,348

Non-GAAP basic and diluted earnings per share	$0.12	$0.03	$0.17	$0.07

Investor Contact:
Stacey Witten
Email: Investor.relations@3dsystems.com

Media Contact:
Timothy Miller
Email: Press@3dsystems.com